Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Unless otherwise indicated, all of the voting securities of these subsidiaries are directly or indirectly owned by the registrant. Where the name of the subsidiary is indented, the voting securities of such subsidiary are owned directly by the company under which its name is indented.

Name	Country Name
American Express Company	(USA) New York

56th Street AXP Campus LLC	(USA) Arizona

American Express Austria Bank GmbH	Austria

American Express Bank LLC	Russian Federation

American Express Bank Ltd. S.A.	Argentina

American Express Banking Corp.	(USA) New York

American Express Travel Related Services Company, Inc.	(USA) New York

American Express Bank (Mexico) S.A Institucion de Banca Multiple	Mexico

American Express Bank Services, S.A. de C.V.	Mexico

American Express Bank FSB	United States

American Express Receivables Financing Corporation IV LLC	(USA) Delaware

American Express Business Loan Corporation	(USA) Utah

American Express Centurion Bank	(USA) Utah

American Express Receivables Financing Corporation III LLC	(USA) Delaware

American Express Company (Mexico) S.A. de C.V.	Mexico

American Express Insurance Services, Agente de Seguros, S.A. de C.V.	Mexico

American Express Servicios Profesionales, S.A. de C.V.	Mexico

American Express Credit Corporation	(USA) Delaware

American Express Capital Australia	Australia

American Express Credit Mexico, LLC	(USA) Delaware

Fideicomiso Empresarial American Express No.232033	Mexico

American Express Euro Funding Limited Partnership	United Kingdom

American Express Overseas Credit Corporation Limited	Jersey

AEOCC Management Company Limited	Jersey

American Express Overseas Credit Corporation N.V.	Netherlands Antilles

AE Hungary Holdings Limited Liability Company	Hungary

American Express Canada Credit Corporation	Canada

American Express Canada Finance Limited	Canada

American Express Sterling Funding Limited Partnership	United Kingdom

American Express Funding (Luxembourg) S.a.r.l	Luxembourg

Credco Receivables Corp.	(USA) Delaware

Name	Country Name

American Express Dutch Capital, LLC	(USA) Delaware

American Express Europe Limited	(USA) Delaware

Sceptre Nominees Limited	United Kingdom

American Express Global Financial Services, Inc.	(USA) Delaware

American Express Holdings Netherlands CV	Netherlands

American Express Insurance Agency of Puerto Rico, Inc.	Puerto Rico

American Express International (NZ), Inc.	(USA) Delaware

American Express Limited	(USA) Delaware

Alpha Card SCRL	Belgium

Alpha Card Merchant Services SCRL	Belgium

BCC Corporate NV/SA	Belgium

American Express (Malaysia) SDN. BHD.	Malaysia

American Express (Thai) Co. Ltd	Thailand

American Express Brasil Assessoria Empresarial Ltda.	Brazil

American Express International (B) SDN.BHD	Brunei Darussalam

American Express International Holdings, LLC	(USA) Delaware

American Express Argentina S.A.	Argentina
American Express Holdings (France) SAS	France

American Express France SAS	France

American Express Carte France SA	France

American Express Change SAS	France

American Express Paris SAS	France

American Express Services SA	France

American Express Voyages SAS	France

American Express Management	France

American Express France Finance SNC	France

South Pacific Credit Card Limited	New Zealand

Centurion Finance Limited	New Zealand

American Express International, Inc.	(USA) Delaware

AE Exposure Management Limited	Jersey

American Express (India) Private Limited	India

American Express Asia Network Consulting (Beijing) Limited Company	China

American Express Australia Limited	Australia

American Express Company AS	Norway

American Express Corporate Travel SA	Belgium

American Express Denmark A/S	Denmark

American Express Group Services Limited	United Kingdom

Name	Country Name

American Express Holding AB	Sweden

American Express Business Travel A/S	Denmark

American Express Business Travel AB	Sweden

American Express Business Travel AS	Norway

Forsakringsaktiebolaget Viator	Sweden

American Express Holdings Limited	United Kingdom

American Express Insurance Services Europe Limited	United Kingdom

American Express Services Europe Limited	United Kingdom

American Express Hungary Financial Services Closed Company Limited by Shares	Hungary

American Express Hungary Travel Services Ltd.	Hungary

American Express International (Taiwan), Inc.	Taiwan, Province of China

American Express International SA	Greece

Key Tours SA	Greece

American Express Japan Co., Ltd	Japan

American Express Locazioni Finanziarie s.r.l	Italy

American Express Payment Services Limited	United Kingdom

American Express Poland S.A.	Poland

American Express Reisebüro GmbH	Austria

American Express Services India Limited	India

American Express spol. s.r.o.	Czech Republic

American Express Swiss Holdings GmbH	Switzerland

Swisscard AECS AG	Switzerland

American Express Travel (Singapore) Pte. Ltd.	Singapore

American Express Travel Holdings (Hong Kong) Limited	Hong Kong

CITS American Express Air Services Ltd	China

CITS American Express Southern Air Services Ltd	China

CITS American Express Travel Services Ltd	China

Farrington American Express Travel Services Limited	Hong Kong

American Express Travel Holdings (M) Company SDN. BHD.	Malaysia

Mayflower American Express Travel Services SDN. BHD.	Malaysia

American Express Travel Services Vostok, LLC	Russian Federation

ZAO “American Express International Services”	Russian Federation

American Express Wholesale Currency Services Pty Limited	Australia

Amex Broker Assicurativo s.r.l.	Italy

Amex General Insurance Agency, Inc.	Taiwan, Province of China

Name	Country Name

Amex Life Insurance Marketing, Inc.	Taiwan, Province of China

Amex Travel Holding (Japan) Ltd.	Japan

American Express Nippon Travel Agency, Inc.	Japan

Interactive Transaction Solutions Limited	United Kingdom

Interactive Transactions Solutions SAS	France

Sociedad Internacional de Servicios de Panama S.A.	Panama

TransUnion Limited	Hong Kong

American Express Service (Thailand) Company Limited	Thailand

TRS Card International, Inc.	(USA) Delaware

American Express de Espana, S.A. (Sociedad Unipersonal)	Spain

American Express E.F.C., S.A. (Sociedad Unipersonal)	Spain

American Express Foreign Exchange, S.A. (Sociedad Unipersonal)	Spain

American Express Viajes, S.A. (Sociedad Unipersonal)	Spain

American Express Barcelo Viajes SL	Spain

Amex Asesores de Seguros, S.A. (Sociedad Unipersonal)	Spain

American Express Marketing & Development Corp.	(USA) Delaware

American Express Prepaid Card Management Corporation	(USA) Arizona

American Express Publishing Corporation	(USA) New York

American Express Receivables Financing Corporation II	(USA) Delaware

American Express Receivables Financing Corporation V LLC	(USA) Delaware

Amex (Middle East) B.S.C. (c)	Bahrain

Amex Al Omania LLC	Oman

Amex Egypt LLC	Egypt

ASAL (American Express Saudi Arabia Ltd)	Bahrain

Amex Bank of Canada	Canada

Amex Canada Inc.	Canada

Amex Card Services Company	(USA) Delaware

Asesorías e Inversiones American Express Chile Limitada	Chile

Amex Inmobiliaria Limitada	Chile

Bansamex, S.A.	Spain

Cardmember Financial Services Limited	Jersey

Cavendish Holdings, Inc.	(USA) Delaware

Drillamex, Inc.	(USA) Delaware

FRC West Property. LLC	(USA) Arizona

Name	Country Name

Harbor Payments, Inc.	(USA) Delaware

Fiware Holdings, Inc.	(USA) Delaware

Harbor Payments Corporation	(USA) Georgia

Southern Africa Travellers Cheque Company (Pty) Ltd	South Africa

Swiss Bankers Prepaid Services AG	Switzerland

Travel Impressions, Ltd.	(USA) Delaware

Travellers Cheque Associates Limited	United Kingdom

AMEX Assurance Company	(USA) Illinois

Amexco Insurance Company	(USA) Vermont

National Express Company, Inc.	(USA) New York

The Balcor Company Holdings, Inc.	(USA) Delaware

The Balcor Company	(USA) Delaware

Rexport, Inc.	(USA) Delaware